Exhibit 107

Calculation of Filing Fee Table

S-8

(Form Type)

Lixte Biotechnology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	1,800,000 shares (2)	$0.52255	$940,590	0.0001102	$103.65
Total Offering Amounts							$940,590
Total Fee Offsets							$—
Net Fee Due							$103.65

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	This Registration Statement on Form S-8 registers an additional 1,800,000 shares of Common Stock of Lixte Biotechnology Holdings, Inc. issuable under the Lixte Biotechnology Holdings, Inc. 2020 Stock Incentive Plan.

(3)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of the shares of Common Stock of Lixte Biotechnology Holdings, Inc. as reported by The Nasdaq Capital Market on December 15, 2022.